UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2008
FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

One Marina Boulevard, # 28-00, Singapore	018989
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Executive Compensation
Compensation for Paul Read (Principal Financial Officer)
     On December 1, 2008, the Board approved the participation of Mr. Read, the Company’s Chief Financial Officer, in the Flextronics International USA, Inc. Second Amended and Restated Senior Executive Deferred Compensation Plan, as amended (the “Senior Executive Plan”). Under the Senior Executive Plan, a participant may defer all or a part of his or her compensation in accordance with the applicable deferral agreement executed by the participant and FIUI. The deferred compensation is credited to a deferral account established under the Senior Executive Plan for recordkeeping purposes. Amounts credited to a deferral account are deemed to be invested in hypothetical investments selected by an investment manager on behalf of each participant. Under the Senior Executive Plan, FIUI entered into a trust agreement, providing for the establishment of an irrevocable trust into which FIUI is required to deposit cash or other assets as specified in the applicable deferral agreement, equal to the aggregate amount required to be credited to the participant’s deferral account, less any applicable taxes required to be withheld.
     In connection with Mr. Read’s becoming a participant, the Company will fund an initial one-time deferred bonus in the aggregate amount of $2.0 million. The deferred bonus for Mr. Read will vest as follows: (i) 10% will vest on January 1, 2010; (ii) an additional 15% will vest on January 1, 2011; (iii) an additional 20% will vest on January 1, 2012; (iv) an additional 25% will vest on January 1, 2013; and (v) an additional 30% will vest on January 1, 2014. The deferred bonus for Mr. Read will be 100% vested upon a change of control (as defined in the Senior Executive Plan) if he is employed at that time or if his employment is terminated as a result of death or disability.
Modifications to Annual Incentive Bonus Plan for Fiscal 2009
     On December 1, 2008, the Board approved modifications to the Company’s annual incentive bonus plan that provides the Company’s executive officers with the opportunity to earn cash bonuses based upon the achievement of certain performance goals. Performance goals for the first two fiscal quarters were not modified. Performance goals for the third and fourth fiscal quarters were changed to: achievement of EPS, inventory reduction, free cash flow and SG&A levels at the company level and revenue and profit after interest and inventory reduction, as well as the company level metrics, at the business unit levels, with varying weightings to be determined for different executive officers. Targets may be set as a quarterly or six month measure and quarterly measures may allow for recoupment if a target not met in the third quarter is met on a cumulative basis in the fourth quarter. In addition, the plan was modified to eliminate the annual year over year component for measuring performance, and performance goals will be based solely on quarterly and/or six month performance. The modifications also permit providing for a minimum 50% of target payouts for the third and fourth fiscal quarters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: December 5, 2008	By:	/s/ Paul Read
		Name:	Paul Read
		Title:	Chief Financial Officer